AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT dated as of 16th day of October, 2020, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Becker funds, listed on Exhibit AA attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

    WHEREAS, the parties desire to amend the fee schedule on Exhibit AA of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Effective June 1, 2020, Exhibit AA of the Agreement is hereby superseded and replaced in its entirety with Exhibit AA attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Anita Zagrodnik
Name: Elaine E. Richards	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President

Becker

Exhibit AA to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement

Name of Series                            Date Added
Becker Value Equity Fund                        on or after August 14, 2012
Transfer Agent, Shareholder & Account Services Fee Schedule at June 2020
Annual Service Charges to the Fund*
•Base Fee per CUSIP            $[ ]/year
•NSCC Level 3 Accounts            $[ ] open account
•No-Load Fund Accounts            $[ ] open account
•Load Fund Accounts            $[ ] open account
•Closed Accounts             $[ ] per closed account

Services Included in Annual Basis Point Fee
•DST NSCC Charge

Activity Charges
•Manual Shareholder Transaction & Correspondence        $[ ]/event
•Omnibus Account Transaction                $[ ]/transaction
•Telephone Calls                    $[ ]/minute
•Voice Response Calls                    $[ ]/call
•Daily Valuation/Manual 401k Trade                $[ ]/trade

CUSIP Set Up Charge
•$[ ]/CUSIP

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), , EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Advisor’s Signature below acknowledges approval of the Transfer Agent Services fee schedule.

BECKER CAPITAL MANAGEMENT, INC.
By:/s/ Stephanie Moyer

Name and Title: Stephanie Moyer COO/CCO Date: October 27, 2020

Becker

Exhibit AA (continued) to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
•$[ ] per transfer to successor trustee
•$[ ] per participant distribution (Excluding SWPs)
•$[ ] per refund of excess contribution
•$[ ] per reconversion/recharacterization

Additional Shareholder Paid Fees
•$[ ] per outgoing wire transfer or overnight delivery
•$[ ] per telephone exchange
•$[ ] per return check or ACH or stop payment
•$[ ]/research request per account (Cap at $[ ]/request) (This fee applies to requests for statements older than the prior year)
Expedited CUSIP Setup
•Expedited CUSIP Setup – $[ ] per CUSIP (Less than [ ] days)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
◦Digital Investor
•Implementation – $[ ] per fund group
•Annual Base Fee – $[ ] per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
◦Activity (Session) Fees:
•Inquiry – $[ ] per event
•Login Challenge – $[ ] per event
•Account Maintenance – $[ ] per event
•Transaction – financial transactions, duplicate statement requests, etc. – $[ ] per event
•New Account Set-up – $[ ] per event
•Bank Verification Attempt – $[ ] per event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company – file generation and delivery – $[ ] per year
•Per Record Charge
–Rep/Branch/ID – $[ ]
–Dealer – $[ ]
•Price Files – $[ ] per record or $[ ] per user per month, whichever is less

Becker

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
    Account Inquiry
-    Inquiry - $[ ] per event
-    Per Broker ID - $[ ] per month per ID
    Transaction Processing*
-     Implementation Fee - $[ ] per Management Company
-    Transaction – purchase, redeem, exchange, literature order - $[ ] per event
-    New Account Setup - $[ ]/event
-    Monthly Minimum Charge - $[ ] per month
•Electronic Statements*
–Implementation - $[ ] per fund group
–Load charges - $[ ] per image
–Archive charge (for any image stored beyond [ ] years) - $[ ] per document

*Vision ID and event charges also apply

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
•$[ ] per email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
•STAT – Statement and Tax Form Storage & Retrieval
•Setup: $[ ]/user
•Service: $[ ]/user per month
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
–Standard ad-hoc select: $[ ] per file
–Custom coded data for recurring, scheduled delivery: $[ ]/request (includes up to [ ] hours of programming. If beyond, additional time will be $[ ]/hour consultation and development.)
–Service: $[ ]/user per month
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
–Setup: $[ ] one-time fee
–$[ ] per file per month maintenance fee
•File Delivery to Alternate Sales Reporting Provider
–Setup - $[ ] one-time fee
–Maintenance Fee: $[ ] per file per month
Chat Services
•Implementation Fee - $[ ]
•Monthly Fee - $[ ] per month
•Per Chat Fee - $[ ] per chat or $[ ] per minute of chat
Outbound Calling & Marketing Campaigns
•Cost based on project requirements including hours, data sourcing and reporting
Electronic Form Delivery and Signature Capture
•Implementation fee – $[ ] (includes [ ] forms)
•Additional setup fee – $[ ] for each additional form and email template
•Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
•Monthly minimum fee – $[ ] per month
•Per electronic envelope Fee – $[ ]

Becker

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

Recordkeeping Application Access
•Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
–$[ ] implementation
–$[ ] per month
•Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
–Cost varies depending upon location and bandwidth
•TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
–$[ ] implementation
–$[ ] per ID per month
•TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
–$[ ] implementation
–$[ ] per ID per month
•TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
–$[ ] implementation
–$[ ] per ID per month
•Automated Work Distributor (AWD) – Image and workflow application.
–$[ ] implementation
–$[ ] per ID per month
•Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
–$[ ] implementation
–$[ ] per ID per month
•PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
–$[ ] per month
Programming Services
•$[ ] per hour
•Charges incurred for customized services based upon fund family requirements including but not limited to:
–Fund setup programming (transfer agent system, statements, options, etc.)
–Customized service development
–Voice response system setup (menu selections, shareholder system integration, testing, etc.)
–All other client specific customization and/or development services

Short-Term Trader
Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
•[ ] days or less: $[ ]/open account
•[ ]days: $[ ]/open account
•[ ] days: $[ ]/open account
•[ ] days – [ ] year: $[ ]/open account
•[ ] year – [ ] years: $[ ]/open account
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
•$[ ] per direct open account per year

Excessive Trader
Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•$[ ] setup/fund group of [ ] funds, $[ ] setup/fund group of over [ ] funds
•$[ ]/account per year

Becker

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

12b-1 Distribution Fee Aging
Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[ ] per open account per year.

Email Services - Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$[ ] setup/fund group
•$[ ]/month administration
•$[ ]/received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•$[ ]/fund group per month

CTI Reporting

•Integrated custom detailed call reporting - $[ ] per monthly report

Shareholder Performance Statements
We have a variety of features available for providing account or portfolio level performance information on investor statements. Actual costs will depend upon specific client requirements.
•Setup - $[ ]/fund group
•Annual Fee - $[ ]/open and closed account

Literature Fulfillment Services*
•Account Management/Database Administration
–$[ ] per month (account management, lead reporting and database administration)
–Receiving [ ] per SKU
–Order Processing - $[ ] per order
–Skid Storage - $[ ] per month per location
–Disposal - $[ ] per SKU
•Inbound Teleservicing Only
–Account Management – $[ ] per month (OR)
–Call Servicing – $[ ]/call
•Closed Loop Reporting
–Account Management - $[ ] per month
–Database Installation, Setup - $[ ]/fund group
–Specialized Programming – (Separate Quote)*
•Out-of-Pocket
–Kit and order processing expenses, postage, and printing
•Miscellaneous Expenses
–Included but not limited to specialized programming, kit and order processing expenses, postage and printing

*Fees exclude postage and printing charges

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews
•$[ ] per month
Fund Event* Services
•$[ ]/hour programming & file delivery
•Project Management/Analysis – $[ ]/hour
•Account Data Retention – $[ ]/account/month until purged*
•CUSIP Data Retention – $[ ]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Becker

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

FAF Money Market Fund Service Organizations
•$[ ]/money market share class per year
•Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Physical Certificate Processing - Services to support the setup and processing of physical certificated shares for a fund family:
•$[ ] setup/fund group
•$[ ]/certificate transaction
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
•$[ ] – $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
•$[ ] – $[ ] MARS Sales & Compliance Reporting (Includes [ ] Sales & [ ] Compliance Users)
•$[ ] – $[ ]MARS Sales Reporting (Includes [ ] Sales Users)
•$[ ] – $[ ]MARS 22c-2 Compliance (Includes [ ] Compliance Users)
•$[ ] – $[ ] – Enhanced Services*
Includes up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
•$[ ] – SalesForce.com Integration
•$[ ] – Custom Data Interface
•$[ ] – OmniSERV Setup
•$[ ] – Standard Interface
•$[ ] – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
•$[ ] – Sales Reporting
•$[ ] – 22c-2 Compliance
•$[ ] – CRM
•$[ ] – SFDC
Standard Version 8i Products & Services (Monthly Fee)
•$[ ] – OmniSERV
•$[ ] – Daily Transaction Load from Sales Portal
•$[ ] – Monthly Asset Load from Sales Portal
•$[ ] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
•$[ ] – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
•$[ ]/month     (AUM $[ ] – $[ ])
•$[ ]/month     (AUM $[ ] – $[ ])
•$[ ]/month (AUM $[ ] – $[ ])
•$[ ]/month (AUM $[ ] – $[ ])
Once an AUM of $[ ] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[ ] per month.
Storage allocation includes initial [ ]GB of data. Each additional [ ]GB of storage space is $[ ] per month.
No CRM real-time integration. No system access.

Becker

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
•$[ ] – Custom Data Interface
•$[ ] – Standard Interface
•$[ ] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
•$[ ] /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $[ ] per statement
•Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
•Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $[ ] per statement
•Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
•Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $[ ] per statement
•Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
•Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
•Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
•Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee

Related Digital Investor Fees
•View Consent Enrollment – $[ ] per transaction
•Consent Enrollment – $[ ] per transaction
•View Statements – $[ ] per view

Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•[ ]-year minimum term
•Storage for [ ] years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for [ ] years and greater, if desired
Digital Investor customization charges apply

Becker